Exhibit 8.1

`	Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West 199 Bay Street Toronto, ON Canada M5L 1B9 Main: 416 869 5500 Fax: 416 947 0866 www.stikeman.com

September 21, 2020

Obsidian Energy Ltd.

Suite 200, 207 - 9th Avenue SW

Calgary, Alberta T2P 1K3

Dear Sirs/Mesdames:

Re: Registration Statement on Form F-4 of Obsidian Energy Ltd.

We are acting as Canadian tax counsel to Obsidian Energy Ltd. (“Obsidian Energy”) in connection with the offer (the “Offer”) to exchange for each outstanding common share of Bonterra Energy Corp. two (2) common shares of Obsidian Energy.

We understand that, in connection with the Offer, Obsidian Energy is filing a Registration Statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). This opinion is delivered to you in support of the Registration Statement, to which this opinion appears as an exhibit.

In rendering the opinion expressed herein, we have examined original or duplicate copies or certified copies of such corporate records and other documents and considered such questions of law as we have considered necessary for the purposes of this opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers or representatives of Obsidian Energy.

In rendering the opinion expressed herein, we have assumed:

(a)

the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic, notarized or true copies or facsimiles, and the authenticity of the originals of such documents;

(b)	the identity and capacity of all individuals acting or purporting to act as public officials; and

(c)

that any party to any agreement or instrument referred to herein who is a natural person has the legal capacity to enter into, execute and deliver such agreement or instrument and has not entered into, executed or delivered the same under duress or as a result of undue influence.

We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In giving this opinion, we have assumed, with your permission, that: (i) the Offer will be effected in accordance with the Registration Statement; and (ii) the statements concerning the Offer set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the completion of the Offer.

2

Our opinion is based on the current provisions of the Income Tax Act Tax Act (Canada) as amended (the “Act”), and the regulations under the Act, all specific proposals to amend the Act and the regulations publicly announced by or on behalf of the Minister of Finance prior to the date of this opinion and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. If there is any subsequent change in such law, regulations, proposals or practices or if there are subsequently any new applicable administrative or assessing practices, this opinion may become inapplicable.

Based and relying upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, the discussion contained in the Registration Statement under the caption “Certain Canadian Federal Income Tax Considerations” is our opinion as to the principal Canadian federal income tax matters described therein subject to the qualifications, assumptions and limitations stated therein.

We express our opinion herein only as to those matters of Canadian federal income taxation specifically set forth under the caption “Certain Canadian Federal Income Tax Considerations” in the Registration Statement and no opinion should be inferred as to the tax consequences of the Offer under any provincial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.

This opinion is based upon and limited to the federal laws of Canada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings “Certain Canadian Federal Income Tax Considerations” and “Legal Matters” in the prospectus/offer to exchange included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours truly,

(signed) “Stikeman Elliott LLP”

STIKEMAN ELLIOTT LLP